Exhibit 2.1

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                       Filed 09:00 AM 02/18/1999
                                                               991065976-3006137

                          CERTIFICATE OF INCORPORATION
                                       OF
                          DUNGANNON INTERNATIONAL INC.
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     FIRST. The name of this corporation shall be:

                          Dungannon International Inc.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of WilminGton, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     Eighty Million (80,000,000) shares of common stock with a par value of $.0001 per share and Twenty Million (20,000,000) shares of Preferred Stock with a par value of $.0001.

     FIFTH. The name and mailing address of the incorporator is as follows:

                  Jennifer Kaczmarczyk
                  The Company Corporation
                  1013 Centre Road
                  Wilmington, DE 19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this eighteenth day of February, A.D. 1999.

                                         /s/ Jennifer Kaczmarczyk
                                         ------------------------
                                         Jennifer Kaczmarczyk
                                         Incorporator